Exhibit 99.1
News Release
Investor Contact: Lydia Kopylova, (212) 878-1831 Media Contact: Jennifer Albert, (212) 878-1840
For Immediate Release May 16, 2023

Minerals Technologies Declares Quarterly Dividend

NEW YORK, May 16, 2023 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today declared a regular quarterly dividend of $0.05 per share on the Company’s common stock. The dividend is payable on June 15, 2023, to stockholders of record on June 1, 2023.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a leading, technology-driven specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems, and services. MTI serves globally a wide range of consumer and industrial markets, including household, food and pharmaceutical, paper, packaging, automotive, construction, and environmental. The company reported global sales of $2.1 billion in 2022.  For further information, please visit our website at www.mineralstech.com. (MTI-D)

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